W.W. GRAINGER, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
For the Second Quarter Ended June 30, 2005
(Unaudited)

Company Contacts: W. D. Chapman 847-535-0881 N. A. Hobor 847-535-0065 Issued: July 15, 2005

Second Quarter Highlights

•	Grainger reports record Second Quarter results:

– Sales of $1.4 billion were up 9% versus 2004.

– Operating earnings for the quarter were $127 million, an increase of 19% versus 2004.

– Earnings per share for the quarter were $0.89, up 24% versus $0.72 in 2004.

Contents

I. II. III. IV.	EARNINGS REVIEW BALANCE SHEET DATA CASH FLOW DATA BUSINESS SEGMENT RESULTS EXHIBITS A. Daily Sales Growth by Segment B. Sales by Segment C. Operating Earnings by Segment	2 4 5 6 9 10 11

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

I.  EARNINGS REVIEW

	Net Sales

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/05	06/30/04	Inc/(Dec)	06/30/05	06/30/04	Inc/(Dec)
Net Sales	$1,373	$1,256	9%	$2,708	$2,484	9%

Sales Days	2005	2004
Second Quarter	64	64
First Half	128	128
Total Year	255	255

Sales in the second quarter benefited from an improving economy, ongoing strategic initiatives and a favorable Canadian exchange rate. Also contributing to the improved comparison was the positive effect from the timing of the Easter holiday, which fell into the first quarter of 2005 versus the second quarter of 2004.

	Daily Sales Inc/(Dec) 2005 vs. 2004
2005 Month	Total Company	Branch-based Distribution	Lab Safety
April	11.6%	11.2%	15.6%
May	5.6	5.1	13.7
June	10.5	10.5	11.5

Second Quarter	9.3	9.0	13.6
First Half	9.0	8.8	11.3

Sales were up 9% driven by an increase in both segments. The increase in the Branch-based Distribution segment was primarily driven by strong sales to the government, manufacturing and commercial sectors, and a favorable Canadian exchange rate. Lab Safety benefited from the acquisition of AW Direct. April sales were positively affected by the timing of the Easter holiday. Both May and June were affected by summer seasonal sales with May colder and June warmer than the prior year periods.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

	Operating Earnings

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/05	06/30/04	Inc/(Dec)	06/30/05	06/30/04	Inc/(Dec)
Operating Earnings	$127	$107	19%		$236	$208	13%
Operating Margin	9.2%	8.5%	0.7	pp	8.7%	8.4%	0.3	pp
ROIC*					23.7%	22.5%	1.2	pp

The Company’s operating earnings were $127 million for the second quarter of 2005 versus $107 million for the second quarter of 2004. The operating earnings improvement was from both the Branch-based Distribution and Lab Safety segments, as well as from lower operating expenses at headquarters. The lower operating expenses at headquarters were primarily due to severance in the 2004 second quarter related to organizational changes.

The increase in ROIC was primarily attributable to higher operating earnings, partially offset by a lower asset turnover.

Other Income and Expense

For the 2005 second quarter, “Other Income and Expense” was $2.0 million of income versus $0.5 million of income for the 2004 quarter. The increase was primarily attributable to the following: higher net interest income and an improvement in the results of unconsolidated entities, partially offset by losses related to fixed assets.

Income Taxes

The Company’s effective income tax rate was 36.7% for the 2005 second quarter and 37.9% for the 2004 second quarter. Excluding the effect of equity in unconsolidated entities, which is recorded net of tax, the effective income tax rate for the quarter was 37.0% for 2005 and 38.0% for 2004. The change in effective tax rate was the result of a lower tax rate in Canada and the utilization of tax benefits related to operations in Mexico.

 *See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

   II. BALANCE SHEET DATA

        Selected Balance Sheet data as of June 30, 2005 (preliminary) and 2004 follow:

	2005	2004
ASSETS	($ in thousands)
Cash and Cash Equivalents	$326,033	$486,131
Accounts Receivable – net (1)	531,710	484,547
Inventories (2)	728,468	654,696
Other Current Assets	153,107	154,971

Total Current Assets	1,739,318	1,780,345
Property, Buildings and Equipment – net (3)	763,737	717,158
Investments in Unconsolidated Entities	22,686	22,066
All Other Assets (4)	291,334	233,448

Total Assets	$2,817,075	$2,753,017

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-Term Debt	$9,485	$140,190
Trade Accounts Payable	304,925	314,783
Other Current Liabilities	318,503	281,915

Total Current Liabilities	632,913	736,888
Long-Term Debt	--	4,895
All Other Liabilities	86,496	74,670
Shareholders' Equity (5)	2,097,666	1,936,564

Total Liabilities and Shareholders’ Equity	$2,817,075	$2,753,017

(1)	Accounts receivable – net increased by $47 million, or 10%, due primarily to higher sales, partially offset by improved collections.

(2)	Inventories increased by $74 million, or 11%, primarily in the Branch-based Distribution segment, due to volume increases, greater availability of products and market expansion.

(3)	Property, buildings and equipment – net was up due to market expansion and technology initiatives. Depreciation and amortization of property, buildings, and equipment amounted to $23 million for the 2005 second quarter and $21 million for the 2004 second quarter.

(4)	Other assets increased $58 million or 25% due primarily to intangibles from the acquisition of the assets of AW Direct and increased capitalized software.

(5)	Common stock outstanding as of June 30, 2005 was 89,105,942 shares as compared with 91,013,839 shares at June 30, 2004. The Company repurchased 1.6 million shares during the 2005 second quarter bringing the total for the year to 1.8 million shares. As of June 30, 2005, approximately 5.2 million shares of common stock remained under the current share repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

III.  CASH FLOW DATA

       The following is a summarized cash flow statement for the six months ended June 30, 2005 (preliminary) and 2004:

	Six Months Ended June 30,
	($ in thousands)
	2005	2004
Cash Flows from Operating Activities:
Net Earnings	$154,381	$129,178
Depreciation and Amortization	52,796	50,696
(Income) Losses in Unconsolidated Entities	(1,310)	202
(Increase) Decrease in Accounts Receivable – net	(50,976)	(54,158)
(Increase) Decrease in Inventories	(27,484)	3,443
(Increase) Decrease in Prepaid Expenses	(7,635)	(14,386)
Increase (Decrease) in Trade Accounts Payable	13,887	57,891
Increase (Decrease) in Other Current Liabilities	(48,459)	(10,600)
Other – net	29,374	(371)

Net Cash Provided by Operating Activities	114,574	161,895

Cash Flows from Investing Activities:
Additions to Property, Buildings
and Equipment – net	(45,631)	(29,653)
Additions for Capitalized Software	(23,515)	(6,578)
Net Cash Paid for Business Acquisition	(24,838)	--
Other – net	4,140	1,304

Net Cash Used in Investing Activities	(89,844)	(34,927)

Cash Flows from Financing Activities:
Net Decrease in Long-Term Debt	--	(24)
Cash Dividends Paid and Purchase of
Treasury Stock – net	(142,479)	(81,437)
Other – net	14,627	39,047

Net Cash Used in Financing Activities	(127,852)	(42,414)

Exchange Rate Effect on Cash and Cash
Equivalents	(91)	(1,247)

Net (Decrease) Increase in Cash and Cash
Equivalents from beginning of year	$(103,213)	$83,307

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

IV.  BUSINESS SEGMENT RESULTS

	BRANCH-BASED DISTRIBUTION

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/05	06/30/04	Inc/(Dec)	06/30/05	06/30/04	Inc/(Dec)
Sales	$1,276	$1,171	9%		$2,518	$2,314	9%
Operating Earnings	$131	$113	16%		$240	$220	9%
Operating Margin	10.2%	9.7%	0.5	pp	9.5%	9.5%	--	pp
ROIC*					25.9%	26.1%	(0.2	)pp

North American Branch Network
Number of Branches

	2005 Second Quarter
	03/31/05	Opened	Closed	06/30/05
United States
Branch	393	5	(2)	396
Will Call Express	18	1	--	19
Canada	164	1	--	165
Mexico	6	--	--	6

Total	581	7	(2)	586

	2005 Year-to-Date
	12/31/04	Opened	Closed	06/30/05
United States
Branch	394	8	(6)	396
Will Call Express	16	3	--	19
Canada	166	3	(4)	165
Mexico	6	--	--	6

Total	582	14	(10)	586

Net Sales – Sales for this segment were up 9% for the quarter, reflecting the stronger North American economy, ongoing strategic initiatives in the United States, and a favorable Canadian exchange rate. Also contributing to the improved comparisons was the positive effect from the timing of the Easter holiday, which fell into the first quarter of 2005 versus the second quarter of 2004.

Sales in the United States were up 8% versus 2004 reflecting growth across all customer segments, led by the government, manufacturing and commercial sectors. National account sales within all customer segments were up 12% for the quarter. The sales growth was reduced 2 percentage points as a result of the wind-down of Integrated Supply and related automotive contracts.

*See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

BRANCH-BASED DISTRIBUTION (continued)

Results for the market expansion program were as follows:

	Second Quarter
	Sales Increase 2005 vs. 2004	Estimate of Completion
Phase 1 (Atlanta, Denver, Seattle)	4%	100%
Phase 2 (Four markets in Southern California)	13%	80%
Phase 3 (Houston, St. Louis, Tampa)	23%	65%

Overall, market expansion contributed approximately 1 percentage point to the 9% sales growth. The sales growth in Phase 1 was negatively affected in the Denver market due to lower sales to one large customer. Excluding the effect of this customer, sales in Phase 1 were up 11%.

Sales in Canada increased 19% for the quarter versus 2004 due to a stronger economy, primarily in the natural resources sector, and the effect of a favorable Canadian exchange rate. In local currency, sales for this business were up 9%.

Sales in Mexico were up 24% for the quarter versus 2004 driven by an improving economy, an expanded telesales operation, and the opening of a new branch in Queretaro in the third quarter of 2004.

Operating Earnings – Operating earnings for the 2005 second quarter were up 16% compared with the 2004 period, the result of higher sales and improved gross profit margins and warehouse productivity, partially offset by operating expenses, which grew faster than sales.

The gross profit margin was up 1.9 percentage points versus the comparable 2004 quarter. Contributing to the improvement in gross profit margin were selling price category mix and the positive effect of product mix. A major driver of the improvement in the selling price category mix was reduced sales to Integrated Supply and automotive customers, which carry lower margins than the overall average.

The operating expense growth was primarily driven by increased costs related to market expansion and the SAP system, as well as higher sales commissions and profit sharing accruals.

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

	LAB SAFETY

	Three Months Ended			Six Months Ended
	($ in millions)
	06/30/05	06/30/04	Inc/(Dec)	06/30/05	06/30/04	Inc/(Dec)
Sales	$98	$86	14%		$191	$172	11%
Operating Earnings	$14	$12	12%		$27	$24	13%
Operating Margin	13.9%	14.1%	(0.2	)pp	14.2%	13.9%	0.3	pp
ROIC*					38.1%	39.0%	(0.9	)pp

Net Sales – Sales increased 14% for the quarter for Lab Safety, the Company’s direct marketing business, primarily due to the acquisition of AW Direct in January 2005 and increased volume in the core product lines.

Operating Earnings – Operating earnings for the 2005 second quarter were up 12%. The improvement in operating earnings was due to higher sales and improved gross profit margins, partially offset by increased operating expenses. Also contributing to the improvement was the benefit from the results of AW Direct, partially offset by one-time acquisition-related costs.

*Footnote:
The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a seven point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document may contain forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “estimate of completion” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

– End –

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

EXHIBIT A
Daily Sales Growth
by Segment

	2005 vs. 2004		2004 vs. 2003
Month	Company	Branch-based Distribution	Lab Safety	Company	Branch-based Distribution	Lab Safety
January	10.4%	10.9%	3.0%	4.7%	3.8%	19.6%
February	10.3%	10.0%	15.2%	5.9%	5.1%	17.4%
March	5.9%	5.6%	8.7%	7.4%	6.8%	16.6%
First Quarter	8.7%	8.7%	9.0%	6.1%	5.3%	18.1%
April	11.6%	11.2%	15.6%	6.1%	5.6%	12.0%
May	5.6%	5.1%	13.7%	8.6%	8.7%	5.9%
June	10.5%	10.5%	11.5%	6.6%	6.5%	7.2%
Second Quarter	9.3%	9.0%	13.6%	7.1%	7.0%	8.3%
July				7.4%	7.0%	13.9%
August				8.9%	8.9%	8.7%
September				8.7%	8.9%	5.5%
Third Quarter				8.4%	8.3%	9.3%
October				9.7%	9.9%	6.3%
November				8.3%	8.7%	2.4%
December				16.2%	16.7%	8.4%
Fourth Quarter				11.3%	11.7%	5.7%
Full Year				8.2%	8.0%	10.2%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

EXHIBIT B
Sales by Segment
($000’s)

Second Quarter
	Three Months ended June 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,276,084	97,668	1,373,752
Intersegment net sales	(441)	(503)	(944)

Net sales to external customers	1,275,643	97,165	1,372,808

	Three Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	1,170,563	85,987	1,256,550
Intersegment net sales	(56)	(520)	(576)

Net sales to external customers	1,170,507	85,467	1,255,974

2005 vs. 2004
Total net sales	9.0%	13.6%	9.3%
Intersegment net sales	687.5%	-3.3%	63.9%
Net sales to external customers	9.0%	13.7%	9.3%

Year
	Six Months ended June 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total net sales	2,518,339	191,151	2,709,490
Intersegment net sales	(655)	(1,147)	(1,802)

Net sales to external customers	2,517,684	190,004	2,707,688

	Six Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total net sales	2,313,619	171,766	2,485,385
Intersegment net sales	(666)	(946)	(1,612)

Net sales to external customers	2,312,953	170,820	2,483,773

2005 vs. 2004
Total net sales	8.8%	11.3%	9.0%
Intersegment net sales	-1.7%	21.2%	11.8%
Net sales to external customers	8.9%	11.2%	9.0%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005

EXHIBIT C
Operating Earnings by Segment
($000’s)

Second Quarter
	Three Months ended June 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	130,773	13,547	144,320
Unallocated expenses	--	--	(17,361)
Elimination of intersegment losses	--	--	7

Total consolidated operating earnings	130,773	13,547	126,966

	Three Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	113,092	12,130	125,222
Unallocated expenses	--	--	(18,332)
Elimination of intersegment losses	--	--	1

Total consolidated operating earnings	113,092	12,130	106,891

2005 vs. 2004	15.6%	11.7%	18.8%

Year
	Six Months ended June 30, 2005
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	239,638	27,175	266,813
Unallocated expenses	--	--	(31,183)
Elimination of intersegment losses	--	--	12

Total consolidated operating earnings	239,638	27,175	235,642

	Six Months ended June 30, 2004
	Branch-based Distribution	Lab Safety	Totals
Total operating earnings	220,238	23,944	244,182
Unallocated expenses	--	--	(36,543)
Elimination of intersegment losses	--	--	--

Total consolidated operating earnings	220,238	23,944	207,639

2005 vs. 2004	8.8%	13.5%	13.5%

W.W. Grainger, Inc. Supplemental Financial Information for the Second Quarter Ended June 30, 2005